Exhibit 99.2
FOR IMMEDIATE RELEASE
ARCHIPELAGO LEARNING INC. TO PRESENT AT THE WILLIAM BLAIR & CO.
GLOBAL SERVICES GROWTH STOCK CONFERENCE
DALLAS, Texas — December 1, 2010 — Archipelago Learning Inc. (NASDAQ: ARCL), a leading subscription-based online education company, today announced that Tim McEwen, Chief Executive Officer, and James Walburg, Chief Financial Officer, are scheduled to present at the William Blair & Co. Global Services Growth Stock Conference held at the Four Seasons Scottsdale at Troon North in Scottsdale, AZ on Tuesday, December 7, 2010 at 1:50 pm Mountain Standard Time. A live audio webcast of the Company’s presentation can be accessed via the Investor Relations section of the Company’s website at http://www.archipelagolearning.com.
About Archipelago Learning
Archipelago Learning is a leading subscription-based online education company that provides standards-based instruction, practice, assessments, productivity and reporting tools that improve the performance of educators and students. Study Island, its flagship product line, helps students in kindergarten through 12th grade master grade-level academic standards in a fun and engaging manner and is utilized by over 10 million students in approximately 23,400 schools in the United States and Canada. Reading Eggs, an online early literacy program for students ages three to eight, offers skills, strategies and leveled eBooks essential for sustained reading success. EducationCity provides online K-6 instructional content and assessments for reading, mathematics and science and is used by 8,600 schools in the United Kingdom and 5,200 schools in the United States. For the post-secondary market, Northstar Learning offers online instructional content and exam preparation products across a variety of core college curriculum and career licensure areas. Archipelago Learning is headquartered in Dallas, Texas. For more information, please visit www.archipelagolearning.com.
Investors:
John Rouleau
Integrated Corporate Relations
203-682-8342
John.Rouleau@ircinc.com
Media:
Leslie Eicher, APR
Eicher Communications Inc.
314-965-1776

Leslie@EicherCommunications.com
Forward Looking Statements
This press release and the presentation referred to therein may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company. These forward-looking statements are based on current information and expectations, and are subject to risks and uncertainties discussed in our filings with the Securities and Exchange Commission, which could cause the Company’s actual results to differ materially from expected results. The Company undertakes no obligation to publicly update any forward-looking statement contained in this release, whether as a result of new information, future developments or otherwise, except as may be required by law.

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